EXHIBIT O


                                    This CONSENT AND INDEMNITY AGREEMENT (this
                           "Agreement") dated as of May 24, 2004, is made and entered into by and among COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV, a corporation organized under the laws of the Federative Republic of Brazil ("AmBev"), INTERBREW S.A., a public limited liability company organized under the laws of the Kingdom of Belgium ("Interbrew"), LABATT BREWING CANADA HOLDING LTD., a company organized under the laws of the Bahamas and a wholly owned subsidiary of Interbrew ("Mergeco"), and LABATT BREWING COMPANY LIMITED, a corporation organized under the federal laws of Canada ("Labatt"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Incorporacao Agreement dated as of March 3, 2004 (the "Incorporacao Agreement"), among AmBev, Interbrew, Mergeco and Labatt.

          WHEREAS the parties hereto are parties to the Incorporacao
Agreement;

          WHEREAS pursuant to Section 1.05 of the Incorporacao Agreement, Interbrew and Labatt may not enter into certain commitments that would be binding on Labatt or any of the Labatt Subsidiaries after Closing or that would impose any liability on Labatt or any of the Labatt Subsidiaries after Closing without the prior consent of AmBev; and

          WHEREAS (a) Interbrew, Labatt, Stellamerica Holdings Limited, a company organized under the federal laws of Canada and a wholly owned subsidiary of Labatt ("Stellamerica"), Fomento Economico Mexicano, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("FEMSA"), Grupo Industrial Emprex, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Emprex"), and FEMSA Cerveza, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Cerveza"), intend to enter into a Share Purchase Agreement dated as of the date hereof (the "Share Purchase Agreement"), (b) Wisdom Import Sales Company L.L.C., a Texas limited liability company and a wholly owned subsidiary of Cerveza, Cerveza, Interbrew, Labatt Holdings, Inc., a Delaware corporation ("LH"), Labatt Holdings II, Inc., a Delaware corporation ("LH II"), Labatt, LF Holdings I L.L.C., a Delaware limited liability company and a subsidiary of Labatt ("LF Holdings I"), and LF Holdings II L.L.C., a Delaware limited liability company and a subsidiary of Labatt ("LF Holdings II") intend to enter into a Redemption Agreement dated as of the date hereof (the "Redemption Agreement"), (c) Interbrew, Labatt, Stellamerica, FEMSA, Emprex and Cerveza intend to enter into a Consent and Waiver Agreement dated as of the date hereof (the "Consent and Waiver Agreement") and (d) Cerveceria Cuauhtemoc Moctezuma, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("CCM"), and LUSA intend to enter into a Transition Agreement dated as of the date hereof (the "Transition Agreement" and, together with the Share Purchase Agreement, the Redemption Agreement and the Consent and Waiver Agreement, the "Transaction Agreements");

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

          SECTION 1. CONSENT. In accordance with the provisions of Section
1.05 of the Incorporacao Agreement, AmBev hereby consents to Labatt and the Labatt Subsidiaries entering into, and performing their obligations under, (a) the Share Purchase Agreement as set forth in Exhibit A-1 hereto, (b) the Redemption Agreement as set forth in Exhibit A-2 hereto, (c) the Consent and Waiver Agreement as set forth in Exhibit A-3 hereto and (d) the Transition Agreement as set forth in Exhibit A-4 hereto, in the case of each of clauses
(a) through (d) as in effect on the date hereof (for the avoidance of doubt, including, in each case, the exhibits and annexes thereto).

          SECTION 2. TRANSFER OF SPECIFIED EQUITY INTERESTS.

          (a) Subject to receipt of necessary third party consents and waivers which remain valid and in full force and effect, Interbrew shall, and shall cause Labatt and the other subsidiaries of Interbrew to, use its reasonable best efforts to cause the Femsa Cerveza Interest and 100% of the shares of LH (such equity interests, the "Specified Equity Interests") to be transferred to 6235867 Canada Inc., a corporation organized under the laws of Canada and an indirect wholly owned subsidiary of Interbrew that is not a subsidiary of Labatt ("Canco"), as contemplated by the Share Purchase Agreement, the Redemption Agreement and the Consent and Waiver Agreement, and in accordance with the Restructuring Plan (as amended and restated pursuant to the Restructuring Implementation Agreement and Consent dated as of the date hereof among the parties hereto), on or prior to June 10, 2004, unless prohibited by applicable law. In the event (i) the Specified Equity Interests have not been transferred to Canco at or prior to Closing and (ii) the transactions contemplated by the Redemption Agreement and the Share Purchase Agreement will not be consummated at or prior to Closing, the parties shall agree prior to Closing to appropriate amendments to the Incorporacao Agreement and to the Letter Agreement (including the Promissory Notes) to ensure that AmBev is not required to issue any AmBev Shares in respect of the Femsa Cerveza Interest at Closing.

          (b) Reference is made to Section 5.3 of the Redemption Agreement and
Section 4 of the Consent and Waiver Agreement, contemplating that the Specified Equity Interests that have been transferred from Labatt and its subsidiaries to Canco may be transferred back to Labatt under certain circumstances. In the event (i) the Specified Equity Interests have been transferred to Canco as provided above and (ii) either (A) Closing has occurred or (B) the Incorporacao Agreement has not been terminated, Interbrew agrees that it will not, and it will cause its subsidiaries not to, transfer the Specified Equity Interests to Labatt or any of its subsidiaries without the prior written consent of AmBev.

          SECTION 3. INDEMNIFICATION. Notwithstanding Section 8.01 of the Incorporacao Agreement and, for the avoidance of doubt, in addition to Interbrew's obligations thereunder, Interbrew shall indemnify the AmBev Indemnitees against and hold them harmless from any liability, claim, damage (to the extent such damage is actually incurred) or expense, including reasonable legal fees and expenses arising out of such liability, claim or damage, suffered or



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          incurred by the AmBev Indemnitees arising from, relating to or otherwise in respect of (a) the Transaction Agreements and the transactions contemplated thereby and (b) Cerveza, LH, LH II, LF Holdings I, LF Holdings II and LUSA; provided, however, that for the avoidance of doubt, the foregoing obligation is not intended to, and shall not, apply with respect to (i) any loss of revenue, income, synergy, cost saving, tax benefit, business opportunity or similar attribute resulting from the fact that any of the interests or entities listed in the preceding clause (b) will not be held by Labatt upon its acquisition by AmBev pursuant to the Incorporacao Agreement and (ii) the expenses of AmBev, including legal fees and expenses, in connection with the negotiation, execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated thereby in accordance with the terms thereof. Unless otherwise provided herein, the provisions of Sections 8.02, 8.03 and 8.04 of the Incorporacao Agreement shall apply to Interbrew's obligations under this Section 3 as if such provisions were a part of this Agreement.

          SECTION 4. INCORPORACAO AGREEMENT. Except as specifically consented to or modified hereby, the Incorporacao Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

          SECTION 5. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto. Notwithstanding the foregoing, each of Interbrew, AmBev or Mergeco may, if it assigns its right to consummate the Incorporacao Agreement in accordance with the second sentence of Section 9.01 of the Incorporacao Agreement, assign its respective rights under this Agreement to such affiliate without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section shall be void.

          SECTION 6. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 7. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

          SECTION 8. NOTICES. All communications and notices hereunder shall be in writing and given in the manner provided in Section 9.04 of the Incorporacao Agreement.

          SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more separate counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax or



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other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          SECTION 10. ENTIRE AGREEMENT. This Agreement and the Incorporacao Agreement, as consented to and modified hereby, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Incorporacao Agreement.

          SECTION 11. ARBITRATION. All disputes arising out of or in connection with this Agreement shall be settled in accordance with Section
9.09 of the Incorporacao Agreement.

          SECTION 12. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by an arbiter or arbitration panel established in accordance with Section 9.09 of the Incorporacao Agreement, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED HOWEVER THAT THE INCORPORACAO AND ANY CORPORATE ACTION REQUIRED TO COMPLETE THE INCORPORACAO AS CONTEMPLATED BY THE INCORPORACAO AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL.



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV


                                   by    /s/ Claudio Braz Ferro
                                      ------------------------------------
                                      Name:  Claudio Braz Ferro
                                      Title: Director


                                   by    /s/ Pedro de Abreu Mariani
                                      ------------------------------------
                                      Name:  Pedro de Abreu Mariani
                                      Title: Director



WITNESSES:

  /s/ Karine de Toledo Pereira
----------------------------------
Name: Karine de Toledo Pereira
R.G.: 18984698-7
CPF:  287.037.138-14

  /s/ Celia Regina Baldo Correa
----------------------------------
Name: Celia Regina Baldo Correa
R.G.: 7350876
CPF:  130.469.398-84



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                                   INTERBREW S.A.,


                                   by    /s/ John Brock
                                      ------------------------------------

                                      Name:  John Brock
                                      Title: Chief Executive Officer


                                   by    /s/ Stefan Descheemaeker
                                      ------------------------------------
                                      Name:  Stefan Descheemaeker
                                      Title: Zone President US-Latin America
WITNESSES:

     /s/ John Evangelakos
----------------------------------
Name:    John Evangelakos
ID Card:


     /s/ Claudette Michaud
----------------------------------
Name:    Claudette Michaud
ID Card:


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                                   LABATT BREWING CANADA HOLDING LTD.,


                                    /s/ Michael L. Paton
                                   ------------------------------------
                                   Welwyn Limited, Director
                                   By:  Michael L. Paton
                                   Its: President


                                    /s/ Bryan A. Glinton
                                   ------------------------------------
                                   Rosencrantz Limited, Director
                                   By:  Bryan A. Glinton
                                   Its: Vice President
WITNESSES:

  /s/ Antonia Smith
----------------------------------
Name: Antonia Smith
Driver License I.D. Number: 45352


  /s/ Michelle E. Neville
----------------------------------
Name: Michelle E. Neville
Driver License I.D. Number: 46422


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                                   LABATT BREWING COMPANY LIMITED,


                                   by    /s/ Susan M. Rabkin
                                      ------------------------------------
                                      Name:  Susan M. Rabkin
                                      Title: Corporate Secretary


                                   by    /s/ Stefan Descheemaeker
                                      ------------------------------------
                                      Name:  Stefan Descheemaeker
                                      Title: Zone President US-Latin America
WITNESSES:

     /s/ Mark S. Opper
----------------------------------
Name:    Mark S. Opper
Driver License I.D. Number:


     /s/ Claudette Michaud
----------------------------------
Name:    Claudette Michaud
Driver License I.D. Number:




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